================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            Rainmaker Systems, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 2001

TO THE STOCKHOLDERS OF
RAINMAKER SYSTEMS, INC.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Rainmaker Systems, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 16, 2001, at 1:00 p.m. Pacific Daylight Savings Time at the Holiday Inn, 611 Ocean Street, Santa Cruz, California, 95060, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1. To elect two directors to serve on the Company's Board of Directors for a three-year term ending in the year 2004 or until their successors are duly elected and qualified;

  2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2001; and

  3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

   Only stockholders of record at the close of business on March 23, 2001 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

   All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          Sincerely,

                                          /s/ Martin Hernandez
                                          Martin Hernandez
                                          Secretary
Scotts Valley, California
April 9, 2001


    YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                       [Logo of Rainmaker Systems, Inc.]
                            Rainmaker Systems, Inc.
                             1800 Green Hills Road
                        Scotts Valley, California 95066

                               ----------------

                                PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 16, 2001

                               ----------------

General

   The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of Rainmaker Systems, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Wednesday, May 16, 2001 (the "Annual Meeting"). The Annual Meeting will be held at 1:00 p.m. Pacific Daylight Savings Time at the Holiday Inn, 611 Ocean Street, Santa Cruz, California, 95060. These proxy solicitation materials were mailed on or about April 9, 2001 to all stockholders entitled to vote at the Annual Meeting.

Voting; Quorum

   The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On March 23, 2001, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 37,739,716 shares of the Company's common stock, par value $0.001 (the "Common Stock"), were issued and outstanding. No shares of the Company's Preferred Stock, par value $0.001, were outstanding. Each holder of shares of Common Stock is entitled to one vote per share held by such holder on March 23, 2001.

   In the election of directors, the two nominees receiving the highest number of affirmative votes shall be elected. Proposal 2 must be approved by the affirmative vote of holders of outstanding shares of Common Stock representing a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. The presence at the Annual Meeting, either in person or by proxy, of holders of shares of outstanding Common Stock entitled to vote and representing a majority of the voting power of such shares shall constitute a quorum for the transaction of business. Abstentions and shares held by brokers that are present in person or represented by proxy but that are not voted because the brokers were prohibited from exercising discretionary authority ("broker non-votes") will be counted for the purpose of determining if a quorum is present. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved. The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Proxies

   If the enclosed form of Proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted FOR the election of each of the two nominees to the Board of Directors listed in the Proxy, unless the authority to vote for the election of any such nominee is withheld and, if no contrary instructions are given, the Proxy will be voted FOR the approval of Proposal 2 described in the accompanying Notice and this Proxy Statement. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company at the Company's principal executive offices, located at 1800 Green Hills Road, Scotts Valley, California 95066, a notice of revocation or another signed Proxy with a later date. You may also revoke your Company's Proxy by attending the Annual Meeting and voting in person.

Solicitation

   The Company will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or any other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies by any process other than by mail.

Deadline for Receipt of Stockholder Proposals

   Proposals of stockholders of the Company that are intended to be presented by such stockholders at next year's Annual Meeting of Stockholders must be received no later than January 16, 2002, in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Board of Directors for next year's Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal on or before April 2, 2002.

                  MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                      PROPOSAL ONE: ELECTION OF DIRECTORS

General

   The Company's Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The Board currently consists of five persons. The class whose term of office expires at the Annual Meeting currently consists of two directors. The directors elected to this class will serve for a term of three years, expiring at the 2004 annual meeting of stockholders or until their successors have been duly elected and qualified. The nominees listed below are currently directors of the Company. If this proposal is approved, the Board will consist of five persons, with two classes consisting of two directors each and the third class consisting of one director.

   Each returned Proxy can only be voted for the number of persons nominated
(two). Unless individual stockholders specify otherwise, each returned Proxy will be voted FOR the election of the two nominees who are listed below. If, however, any of the nominees named herein is unable to serve or declines to serve at the time of the Annual Meeting, the persons named in the enclosed Proxy will exercise discretionary authority to vote for substitutes. The nominees for election have agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable to serve.

Nominees for Term Ending Upon the 2004 Annual Meeting of Stockholders

   Alok Mohan, 52, has served as a director of the Company since 1996. Mr. Mohan has been serving as Chairman of Santa Cruz Operations, Inc. ("SCO"), a software company, since April 1998. From July 1995 to April 1998, Mr. Mohan served as the Chief Executive Officer of SCO. Prior to that, Mr. Mohan served as Senior Vice President, Operations and Chief Financial officer of SCO. Prior to joining SCO, Mr. Mohan was employed with NCR Corporation, a business software and services company, where he served as Vice President of Strategic Planning and Controller from July 1993 to May 1994. From January 1990 until July 1993, Mr. Mohan served as Vice President and General Manager of the Workstation Products Division at NCR.

   Peter Silton, 69, has served as a director of the Company since 1996. From 1969 to 1987, Mr. Silton served as President of Silton Apparel Management Systems, a company which specialized in systems, software and computer operations for the apparel industry which he founded. Mr. Silton is the father of Michael Silton, the Company's Chairman, President and Chief Executive officer.

Continuing Director for Term Ending Upon the 2002 Annual Meeting of
Stockholders

   Andrew Sheehan, 43, has served as a director of the Company since February 1999. Mr. Sheehan is a General Partner of ABS Capital Partners, a venture capital firm focused on equity investments in technology, e-Commerce and business services companies. Prior to joining ABS, Mr. Sheehan was Managing Director of the technology group of investment bank Alex Brown & Sons. In addition to serving as a director for the Company, Mr. Sheehan currently serves on the Board of Directors of @Road, Inc., a provider of Internet based productivity enhancement services for companies with a mobile workforce and several privately held companies.

Continuing Directors for Term Ending Upon the 2003 Annual Meeting of
Stockholders

   Michael Silton, 36, has served as a director of the Company since inception. Mr. Silton has served as President and Chief Executive Officer of the Company since October 1997 and the Company's Chairman of the Board since inception. In 1991, he founded the Company's former business UniDirect, which specialized in the direct marketing and sales of business software.

   Robert Leff, 54, has served as a director of the Company since 1996. Mr. Leff co-founded Merisel, Inc. in 1980, a wholesale distributor of computer products, served as its Chief Executive Officer and President from

1980 to 1985 and its Co-Chairman from 1985 to 1986. From 1986 to 1994, Mr. Leff held various senior executive positions. Mr. Leff is now a strategic and financial consultant to start-up and growth stage companies in the personal computer industry. He is also a director at Enfish Technology Inc., an internet software company.

Board Committees and Meetings

   The Board of Directors held 5 meetings during the fiscal year ended December 31, 2000 (the "2000 Fiscal Year"). The Board of Directors has an audit committee and a compensation committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 2000 Fiscal Year. The Board of Directors also consulted informally with management from time to time and acted by written consent at various times without a meeting during the 2000 Fiscal Year.

   Audit Committee. The audit committee consists of Andrew Sheehan, Alok Mohan and Robert Leff. The audit committee reviews and monitors the corporate financial reporting and external audit of the Company, including, among other things, the Company's control functions, the results and scope of the annual audit and other services provided by the Company's independent auditors and the Company's compliance with legal matters that have a significant impact on the Company's financial reports. The audit committee also consults with the Company's management and the Company's independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of the Company's financial affairs. In addition, the audit committee is responsible for considering and recommending the appointment of, and reviewing fee arrangements with, the Company's independent auditors. The audit committee was formed in May 1999 and held four meetings during the 2000 Fiscal Year. Members of the audit committee are elected by the Board of Directors and serve one-year terms. During the 2000 Fiscal Year, the Board of Directors adopted an Audit Committee Charter, setting forth the responsibilities and duties of the audit committee, a copy of which is included herein in Appendix A. The Annual Report of the Audit Committee appears hereafter under "Report of the Audit Committee of the Board of Directors."

   Compensation Committee. The compensation committee consists of Robert Leff, Andrew Sheehan, and Alok Mohan and reviews and approves salaries, benefits and bonuses for the Chief Executive Officer, Chief Financial Officer and other executive officers of the Company. It reviews and recommends to the Board of Directors on matters relating to employee compensation and benefit plans. The compensation committee also administers the Company's stock plans. The compensation committee was formed in May 1999 and held two meetings during the 2000 Fiscal Year. The Annual Report of the Compensation Committee appears hereafter under "Report of the Compensation Committee of the Board of Directors."

Director Compensation

   In May 2000, Robert Leff, Alok Mohan, Andy Sheehan and Peter Silton were each granted an option to purchase 4,000 shares of Common Stock at an exercise price of $ $4.031 per share. The Company's directors do not receive cash compensation for their services on the Board. Alok Mohan and Peter Silton provide consulting services to the Company for which they are paid $1,500 and $2,500 per month, respectively. These consulting arrangements are scheduled to terminate on the date of the Annual Meeting and are not anticipated to be renewed. Each non-employee Board member who continues to serve as a non-employee Board member, including each of the Company's current non-employee Board members, will automatically be granted an option to purchase 4,000 shares of Common Stock on the date of the Annual Meeting, provided such individual has served on the Board for at least six months.

Required Vote

   The two nominees receiving the highest number of affirmative votes of the outstanding shares of Common Stock, present or represented and entitled to be voted for them, shall be elected as directors. The Proxies cannot be voted for a greater number of persons than two.

Recommendation of the Board of Directors

   The Board of Directors recommends that the stockholders vote FOR the election of each of the nominees listed above.

    PROPOSAL TWO: RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

   Audit services of Ernst & Young LLP ("Ernst & Young") during the 2000 Fiscal Year included the examination of our financial statements and services related to filings with the Securities and Exchange Commission ("SEC") and other regulatory bodies. Fees for the last annual audit, which included quarterly review procedures, were $224,000 and all other fees were $57,000, including audit related services of $31,000 and non- audit services of $26,000. There were no fees paid to Ernst & Young related to financial information systems design and implementation. Audit related services generally include fees for accounting consultations, employee benefits plan audits and SEC registration statements. Non-audit services generally include tax planning consultations and tax return preparation.

   The audit committee, composed entirely of non-employee directors, recommended to the Board of Directors that Ernst & Young be appointed as independent auditors. As our independent auditors, Ernst & Young would audit our financial statements for the fiscal year ended December 31, 2001 (the "2001 Fiscal Year") and perform audit-related services and consultation in connection with various accounting and financial reporting matters. Ernst & Young also performs certain non-audit services for the Company.

   The Board of Directors approved the selection of Ernst & Young as independent auditors for the 2001 Fiscal Year and is asking the stockholders for ratification of their selection. A representative of Ernst & Young is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Required Vote

   The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Ernst & Young. In the event that the stockholders do not approve the selection of Ernst & Young, the Board of Directors will reconsider the appointment of the independent auditors. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

Recommendation of the Board of Directors

   The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2001.

                                 OTHER MATTERS

   The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                            OWNERSHIP OF SECURITIES

   The following table sets forth certain information as of February 28, 2001 regarding the ownership of the Company's Common Stock by:

  . each person who is known by the Company to beneficially own more than five percent of the Company's Common Stock;

  .  each Named Executive Officer;

  .  each of the Company's directors;

  .  all of the Company's directors and executive officers as a group.

   Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Shares subject to options that are exercisable currently or within 60 days of February 28, 2001 are deemed to be outstanding and beneficially owned by the person for the purpose of computing share and percentage ownership of that person. They are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them. Unless otherwise indicated, all addresses for the stockholders set forth below is c/o Rainmaker Systems, Inc., 1800 Green Hills Road, Scotts Valley, California 95066.

                                                 Number of Shares
                              Number of Shares  Beneficially Owned
                             Beneficially Owned   as a Result of
                               (Including the        Options
                              Number of Shares  Exercisable Within Percentage
                                Shown in the        60 Days of      of Shares
  Name of Beneficial Owner     Second Column)   February 28, 2001  Outstanding
  ------------------------   ------------------ ------------------ -----------
ABS Capital Partners III,
 L.P........................     11,707,248               --          30.8%
  505 Sansome Street,
  Suite 1550
  San Francisco, California
   94111

Michael Silton (1)..........      5,582,976               --          14.7
Laurel James (2)............      3,133,096               --           8.2
Bernard Jubb (3)............      2,437,416               --           6.4
Martin Hernandez............        119,165           116,665            *
Robert Mason................        765,892           600,949          2.0
Richard Marotta.............        506,325           374,129          1.3
Steve Trotter...............         68,748            68,748            *
Ritch Haselden..............         43,445            39,445            *
Tina Lally..................        102,005            64,609            *
Winifred "Wink" Grelis......         58,166            54,166            *
Peter Silton (4)............        884,916            56,916          2.3
Robert Leff.................        407,916             7,916          1.1
Andrew Sheehan (5)..........            --                --             *
Alok Mohan (6)..............        235,416           225,416            *

All directors and executive
 officers as a group (12
 persons)...................      8,774,970         1,608,959         22.1%

--------
*  Less than 1%.

(1) Includes 15,000 shares held by Michael Silton as Trustee of the Petra Silton Children's Trust.

(2) Includes 3,133,096 shares held by Laurel F. James, Trustee of the Laurel Ann James Grantor Trust dated July 3, 1997.

(3) Includes 2,437,416 shares held by Bernard P. Jubb, TTE UTD 11/11/97.

(4) Includes 32,000 shares held by Peter Silton as Trustee of the Anthony and Deborah Romain Irrevocable Trust.

(5) Mr. Sheehan is a managing member of ABS Capital Partners III, LLC, which is a general partner of ABS Capital Partners III, L.P. Mr. Sheehan disclaims beneficial ownership of all shares held by ABS Capital Partners III, L.P. except to the extent of his pecuniary interest therein.

(6) Mr. Mohan is the Chairman of SCO. Mr. Mohan disclaims beneficial ownership of all shares held by SCO except to the extent of his pecuniary interest therein.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

   The following table provides certain information with respect to our directors, executive officers and certain key employees:

          Name            Age                                Position
          ----            ---                                --------
Michael Silton..........   36 Chairman of the Board, President and Chief Executive Officer
Martin Hernandez........   43 Chief Operating Officer, Secretary and interim Chief Financial Officer
Steve Trotter...........   44 Vice President, Sales and Marketing
Ritch Haselden..........   35 Vice President, Telesales Services
Tina Lally..............   29 Vice President, Direct Marketing
Robert Mason............   44 Vice President, Business Services
Richard Marotta.........   41 Vice President, Sales Engineering
Winifred "Wink" Grelis..   53 Vice President, Corporate Marketing

   Michael Silton has served as President and Chief Executive Officer since October 1997 and Chairman of the Board since inception. In 1991, he founded Rainmaker's former business UniDirect, which specialized in the direct marketing and sales of business software.

   Martin Hernandez joined Rainmaker in October 1999 as Chief Financial Officer and has served as Chief Operating Officer since August 2000. He is also the Secretary and interim Chief Financial Officer. From May 1994 to October 1999, Mr. Hernandez held senior positions at Silicon Graphics, Inc., most recently as Director, Finance-Worldwide Sales and Marketing, and Director, Finance and Operations for the company's Cosmo Software subsidiary. From April 1991 to March 1994, he served as Director, Corporate Planning/Operations and Investor Relations for Meris Laboratories, Inc. From October 1988 to April 1991, Mr. Hernandez was a Senior Accountant with PricewaterhouseCoopers LLP.

   Steve Trotter has served as Vice President, Sales and Marketing since March 2000. From 1999 to March 2000, Mr. Trotter was President and founder of Trotter Industries, Inc., a rep firm. From April 1993 to May 1997, Mr. Trotter was President and founder of Trotter Technologies, Inc, a provider of outsourced services for software publishers and their channel partners. Mr. Trotter later sold the company to Zomax Optical Media (Nasdaq: ZOMX), a software manufacturing services company in May 1997 and served as Vice President, Sales at Zomax from 1997 to 1998.

   Ritch Haselden was promoted to Vice President, Telesales Services, in January 2001. Mr. Haselden has been with Rainmaker since March 1998 in various senior management positions and has been responsible for the Telesales Division since June 2000. Prior to Rainmaker, Mr. Haselden served as Senior Sales Account Executive at Pacific Bell from 1991 to March 1998 and prior to that, Technical Sales Representative for Apple Computer.

   Tina Lally has served as Vice President, Direct Marketing since April 1999. Since joining Rainmaker in March 1994 as a member of our sales team, Ms. Lally has held various positions, including Director of Creative Services from February 1998 to April 1999.

   Robert Mason has served as Vice President, Business Services since September 2000 and was Vice President, Service Delivery from April 1999 to September 2000. Prior to that, Mr. Mason was the Chief Financial Officer and Secretary from May 1995 to April 1999. From May 1993 to May 1995, Mr. Mason served as the Chief Financial Officer, Chief Operating Officer and Secretary of General Micro Systems, Inc., a computer manufacturer. From May 1980 to May 1993, he held several positions at MAI Systems, an enterprise solution provider, most recently as the Director of Finance and Administration for North American sales. Mr. Mason is a CPA and a Certified Internal Auditor.

   Richard Marotta has served as Vice President, Sales Engineering since June 2000 and was Vice President, Information Technology from July 1995 to June 2000. From April 1984 to August 1997, Mr. Marotta also served as the President of Your Way Automation, a private company which specialized in distribution systems for commercial environments.

   Winifred "Wink" Grelis has served as Vice President, Corporate Marketing since July 1999. From January 1995 to September 1998, she served as Senior Director of Corporate Communications for Adobe Systems, Inc., a graphic design and publishing software company. From March 1994 to January 1995, Ms. Grelis served as the Director of Market Services for The Nasdaq Stock Market, Inc. From September 1992 to March 1994, Ms. Grelis served as the Director of Customer Marketing of EO, Inc., a hardware and software company.

Summary of Cash and Certain Other Compensation

   The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose aggregate salary and bonus for the 2000 Fiscal Year were in excess of $100,000, for services rendered in all capacities to the Company for the fiscal years ended December 31, 2000, 1999 and 1998. The following table also includes such summary information for one additional individual who would have been among the four other most highly compensated executive officers of the Company but for the fact that such individual was not serving as an executive officer of the Company at the end of the 2000 Fiscal Year. The listed individuals are hereinafter referred to as the "Named Executive Officers." The compensation table excludes other annual compensation in the form of perquisites and other personal benefits not exceeding the lesser of $50,000 or 10% of the total annual salary and bonus earned by each of the Named Executive Officers in each of the fiscal years ended December 31, 2000, 1999 and 1998.

                          Summary Compensation Table

                                                        Long-Term
                                                       Compensation
                                                          Awards
                                                       ------------
                                                        Securities
                                                        Underlying     All Other
                         Year    Salary($) Bonus($)     Options(#)  Compensation($)
                         ----    --------- --------    ------------ ---------------
Michael Silton.......... 2000    $340,875  $    --           --        $    --
 Chairman, President and
  Chief Executive
  Officer                1999     304,774   216,344          --             --
                         1998     244,720   106,742          --         194,691(1)
Martin Hernandez (4).... 2000    $216,962  $ 13,500      200,000       $    --
 Executive Vice
  President, Chief
  Operating Officer      1999(6)      --        --           --             --
                         1998         --        --           --             --
Ritch Haselden.......... 2000    $114,173  $118,997(5)   115,000       $    --
 Vice President,
  Telesales Services     1999(8)      --        --           --             --
                         1998         --        --           --             --
Robert Mason (2)........ 2000    $215,465  $ 15,000       30,000       $    --
 Vice President,
  Business Services      1999     233,266    33,908       50,000            --
                         1998     195,010    59,492       20,100        127,134(3)
Winifred "Wink"
 Grellis................ 2000    $163,492  $ 81,100       50,000       $    --
 Vice President,
  Corporate Marketing    1999(9)      --        --           --             --
                         1998         --        --           --             --
Randy Lowe (7).......... 2000    $290,153  $    --           --        $    --
 Vice President,
  Business Development   1999     192,767    15,500      110,000            --
                         1998     146,786    24,250       10,000            --

--------
(1) Includes a relocation loan of $98,191 which was forgiven and $85,918 to account for the income tax liability associated with the loan forgiveness, $8,893 of life insurance premiums paid by us and $1,689 of 401(k) matching contributions paid by us.
(2) Served as Chief Financial Officer and Secretary in 1998.
(3) Includes a relocation loan of $67,804 which was forgiven and $59,330 to account for the income tax liability associated with the loan forgiveness.
(4) Served as Chief Financial Officer and Secretary as of October 1999. Appointed to Chief Operating Officer in August 2000.
(5) Consists of commissions.

(6) Mr. Hernandez joined Rainmaker in October 1999. Mr. Hernandez's total salary and bonus for the fiscal year ended December 31, 1999 was less than $100,000.
(7) Mr. Lowe left the Company in May 2000.
(8) Mr. Haselden joined Rainmaker in March 1998. Mr. Haselden's total salary and bonus for the fiscal year ended December 31, 1999 was greater than $100,000; however, Mr. Haselden was not an executive officer and also was not among the four other highly compensated executive officers of the Company. Mr. Haselden's total salary and bonus for the fiscal year ended December 31, 1998 was less than $100,000.
(9) Ms. Grellis joined Rainmaker in July 1999. Ms. Grellis' total salary and bonus for the fiscal year ended December 31, 1999 was less than $100,000.

Option/SAR Grants in Last Fiscal Year

   The following table contains information concerning the stock options granted to the Named Executive Officers during the 2000 Fiscal Year. All the grants were made under the Company's 1999 Stock Incentive Plan. No stock appreciation rights were granted to the Named Executive Officers during such fiscal year.

                                                                       Potential
                                                                   Realization Value
                                     Individual Grants             at Assumed Annual
                         -----------------------------------------  Rates of Stock
                         Number of  % of Total                           Price
                         Securities  Options   Exercise            Appreciation for
                         Underlying Granted to  Price               Option Term (1)
                          Options   Employees    Per    Expiration -----------------
          Name            Granted    in 2000   Share(2)    Date       5%      10%
          ----           ---------- ---------- -------- ----------    --    --------
Michael Silton..........      --        --        --         --         --       --
Martin Hernandez (3)....  200,000      5.8%     $2.66    6/18/10   $334,069 $846,596
Ritch Haselden (4)......   15,000      0.4%     10.06    3/19/10     94,900  240,496
Ritch Haselden (3)......  100,000      2.9%      2.66    6/18/10    167,286  423,935
Robert Mason (3)........   30,000      0.9%      2.66    6/18/10     50,110  126,989
Winifred "Wink" Grellis
 (3)....................   50,000      1.4%      2.66    6/18/10     83,643  211,968
Randy Lowe..............      --        --        --         --         --       --

--------
(1) To the extent not already vested, all of these options will become vested in the event of a merger in which more than 50% of the Company's outstanding securities are transferred to persons different from those persons who are the Company's stockholders prior to the merger or upon the sale of substantially all the Company's assets in complete liquidation or dissolution. This acceleration feature does not apply in the event that the options are assumed by the successor corporation in the merger or are replaced with a cash incentive program.

  The potential realizable value is calculated based on the ten-year term of the option at its time of grant. It is calculated based on assumed annualized rates of stock price appreciation from the exercise price at the date of grant of 5% and 10% (compounded annually) over the full term of the grant with appreciation determined as of the expiration date. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projections of future common stock prices. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

(2) The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. Alternatively, the option may be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The compensation committee may also assist an optionee in the exercise of an option by (i) authorizing a loan from the Company in a principal amount not to exceed the aggregate exercise price plus any tax liability incurred in connection with the exercise or (ii) permitting the optionee to pay the option price in installments over a period of years upon terms established by the compensation committee.
(3) Options were granted under the Company's 1999 Stock Option/Stock Issuance Plan and vest as follows:

  . 12.5% upon the completion of six months of employment from the date of grant, and

  . 2.4% upon the completion of each month of employment thereafter such that after the next 42 months of employment, all options will have vested.

(4) Option was granted under the Company's 1999 Stock Option/Stock Issuance Plan and vests as follows:

  . 25% upon the completion of one year of employment from the date of grant, and

  . 2.1% upon the completion of each month of employment thereafter such that after the next 36 months of employment, all options will have vested.

Aggregated Option Exercises and Fiscal Year End Values

   The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options during the 2000 Fiscal Year and unexercised options held by them at the end of that fiscal year. None of the Named Executive Officers exercised any stock appreciation rights during the 2000 Fiscal Year and no stock appreciation rights were held by the Named Executive Officers at the end of such year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FISCAL YEAR END VALUES

                                             Number of Securities
                          Shares            Underlying Unexercised   Value of Unexercised in-
                         Acquired           Options at Fiscal Year     the-Money Options at
                            on     Value              End             Fiscal Year End ($)(2)
                         Exercise Realized ------------------------- -------------------------
          Name             (#)     ($)(1)  Exercisable Unexercisable Exercisable Unexercisable
          ----           -------- -------- ----------- ------------- ----------- -------------
Michael Silton..........     --        --        --           --           --          --
Martin Hernandez........     --        --     83,333      416,667          --          --
Ritch Haselden..........     --        --     24,887      116,333     $  3,050      $1,495
Robert Mason............  50,000  $137,625   592,608       62,549     $634,087      $5,809
Winifred "Wink"
 Grellis................     --        --     41,666      108,334          --          --
Randy Lowe.............. 260,333  $986,782       --           --           --          --

--------
(1) Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for those shares.

(2) Based upon the market price of $1.25 per share, determined on the basis of the closing sales price per share of the Company's Common Stock on the Nasdaq National Market on the last day of the 2000 Fiscal Year, less the option exercise price payable per share.

Employment Contracts, Termination of Employment and Change in Control
Arrangements

   The Company does not currently have any employment agreements with any of the Company's Named Executive Officers. Accordingly, the Board of Directors may terminate the employment of any such officer at any time in its discretion.

   To the extent not already vested, the Company's options will become vested in the event of a merger in which more than 50% of the Company's outstanding securities are transferred to persons different from those persons who are the Company's stockholders prior to the merger or upon the sale of substantially all the Company's assets in complete liquidation or dissolution. This acceleration feature does not apply in the event that the options are assumed by the successor corporation in the merger or are replaced with a cash incentive program.

Compensation Committee Interlocks and Insider Participation

   The compensation committee of the Company's Board of Directors currently consists of Robert Leff, Andrew Sheehan, and Alok Mohan.

   None of the Company's executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Company's Board of Directors or compensation committee. No current member of the Company's compensation committee has ever been an officer or employee of the Company.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

   It is the duty of the compensation committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The compensation committee was formed in May 1999.

   The compensation committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contributions to the Company's success. The Company is engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

   General Compensation Policy. The compensation committee's policy is to provide the Company's executive officers with compensation opportunities that are based upon their personal performance, the financial performance of the Company and their contribution to that performance, and that are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of two elements: (i) salary and bonus that approximates market and (ii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders.

   Factors. The principal factors that were taken into account in establishing each executive officer's compensation package for the 2000 Fiscal Year are described below. The compensation committee may, however, in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

   Base Salary. The base salary for each executive officer is established on the basis of each individual's personal performance and internal alignment considerations. The compensation committee's policy is to target base salary levels that approximates market for similar positions at peer companies and to reflect the fact that each executive officer's overall compensation includes an equity interest in the Company. The philosophy behind this strategy is to have a portion of each executive officer's total compensation tied to the Company's performance and stock price appreciation in order to create a greater incentive to increase value for the Company's stockholders.

   Long-Term Incentives. Generally, the compensation committee makes stock option grants annually to certain of the Company's executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in a series of installments over a four-year period, contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term.

   The size of the option grant to each executive officer is set by the compensation committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The compensation committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The compensation committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

   CEO Compensation. The compensation committee has set the base salary of the CEO at levels that it believes approximates market for base salary levels of chief executive officers of those companies with which the Company competes for executive talent.

   Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a deduction by us for compensation exceeding $1.0 million paid to certain executive officers, excluding, among other things, performance based compensation. Because the compensation paid to the executive officers has not approached the limitation, the compensation committee has not had to use any of the available exemptions from the deduction limit. The compensation committee remains aware of the Internal Revenue Code section 162 (m) limitations and the available exemptions, and will address the issue of deductibility when and if circumstances warrant the use of such exemptions.

   It is the opinion of the compensation committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the interests of each executive officer and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

   Submitted by the compensation committee of the Company's Board of
Directors:

                                          Robert Leff
                                          Andrew Sheehan
                                          Alok Mohan

Report of the Audit Committee of the Board of Directors.

   The audit committee of Rainmaker's Board of Directors currently consists of Andrew Sheehan, Alok Mohan and Robert Leff. The audit committee operates under a written charter adopted by the Board of Directors in May 2000 (see Appendix
A). Each member is "independent" within the meaning of the Nasdaq National Market rules. The audit committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent accountants.

   Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those audited financial statements in accordance with generally accepted accounting principles. The audit committee's responsibility is to monitor and oversee these processes.

   Review With Management. The audit committee has met and held discussions with management regarding the audited financial statements. Management has represented to the audit committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles.

   Review and Discussion with Independent Auditors. The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards. In addition, the audit committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of nonaudit services with the auditors' independence.

   The audit committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The audit committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The audit committee held four meetings during the 2000 Fiscal Year.

   Conclusion. In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The audit committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of the Company's independent auditors.

   Submitted by the audit committee of the Company's Board of Directors:

                                          Andrew Sheehan
                                          Alok Mohan
                                          Robert Leff

Stock Performance Graph

   The graph depicted below shows a comparison of cumulative total stockholder returns for the Company, the Nasdaq Composite Index and an index of peer issuers selected in good faith by the Company which are in a similar line of business as the Company.

                             [GRAPH APPEARS HERE]

                         Nov. 17, 1999       Dec. 31, 1999      Dec. 31, 2000
                         -------------       -------------      -------------
Rainmaker Systems Inc.       100                109.46              6.76
Nasdaq Composite Index       100                124.47             74.91
Peer Group Index             100                156.82              5.27


   The graph covers the period from November 17, 1999, the commencement date of the Company's initial public offering of shares of its Common Stock, to December 31, 2000. The graph assumes that $100 was invested on November 17, 1999 in the Company's Common Stock at the market closing price of $18.50 per share on November 17, 1999 and in each index, and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

   The companies included in the index of peer issuers for purposes of the preceding Stock Performance Graph are: Digital Impact, Inc., Intraware, Inc., Digital River, Inc. and Breakaway Solutions, Inc. The returns of each component issuer included in the index of peer issuers are weighted according to the respective issuer's approximate market capitalization at November 17, 1999.

   The preceding Stock Performance Graph, the Compensation Committee Report and the Audit Committee Report are not considered proxy solicitation material and are not deemed filed with the Commission. Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding Stock Performance Graph, the Compensation Committee Report, nor the Audit Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or reports be incorporated by reference into any future filings made by the Company under those statutes.

Certain Transactions

   We purchased products and service agreements from Santa Cruz Operations, Inc. ("SCO") at a cost of $15.9 million in 1998, $17.5 million in 1999 and $5.4 million in 2000. At December 31, 1999 and 2000, we owed SCO $1.7 million and $817,000, respectively, for such purchases. Also, during 1998, 1999 and 2000, we received marketing development fund reimbursements of $982,000, $992,000, and $630,000, respectively, from SCO. Amounts totaling $257,000 and $386,000 were receivable from SCO at December 31, 1999 and 2000, respectively. Alok Mohan, a member of the Company's Board of Directors, is Chairman of SCO.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

   The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 2000 Fiscal Year transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2000 Fiscal Year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and greater than 10% beneficial owners with the following exception: a late report for Robert Mason regarding an exercise of stock options.

Annual Report

   A copy of the Annual Report of the Company for the 2000 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

Form 10-K

   The Company filed an Annual Report on Form 10-K with the Commission on March 29, 2001. Stockholders may obtain a copy of this report, free of charge, by writing to Investor Relations, Rainmaker Systems, Inc., 1800 Green Hills Road, Scotts Valley, California 95066.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          OF RAINMAKER SYSTEMS, INC.

Dated: April 9, 2001

                                  APPENDIX A

                       CHARTER OF THE AUDIT COMMITTEE OF
               THE BOARD OF DIRECTORS OF RAINMAKER SYSTEMS, INC.

I.MEMBERSHIP

   The Audit Committee shall be comprised of three or more independent directors elected by the Board of Directors for a one-year term, all of whom (except as otherwise permitted) shall meet the requirements of NASD Marketplace Rule 4310(c)(26) (the "Nasdaq Policy"). The Chairman, if any, of the Committee shall be appointed by the Board.

   In addition to the other requirements of the Nasdaq Policy, all members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

II.PURPOSE

   The Audit Committee shall provide assistance to the Board of Directors in fulfilling their responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the Corporation and the quality and integrity of the financial reports of the Corporation. The Audit Committee's primary duties and responsibilities are to:

  . Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

  . Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Corporation.

  . Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

   The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section III of the Charter.

III.RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties, the Audit Committee shall:

  A. Recommend independent auditors to the Board of Directors.

  B. On an annual basis, obtain a formal written statement from the independent auditors delineating all relationships between the auditors and the Corporation consistent with Independence Standards Board Standard 1 and review and discuss with the auditors all significant relationships the auditors have with the Corporation to determine the auditors' independence.

  C. Review the intended scope of the annual audit and the audit methods and principles being applied by the independent auditors and the fees charged by the independent auditors.

  D. Review the performance of independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

  E. Review and discuss the results of the audit with both the independent auditors and management.

  F. Review the Corporation's significant accounting principles, policies and practices.

  G. In conjunction with the independent auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

  H. Review the annual financial statements before their submission to the Board of Directors for approval.

  I. Review with financial management and the independent auditors the Corporation's quarterly financial results prior to the release of earnings and/or the Corporation's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Corporation's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item J.) The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

  J. Discuss certain matters required to be communicated to the audit committees in accordance with AICPA Auditing Standards (SAS) No. 61, including:

    1. The auditors' responsibility under Generally Accepted Auditing
       Standards;

    2. Significant accounting policies;

    3. Management judgments and accounting estimates;

    4. Significant audit adjustments;

    5. Other information in documents containing audited financial statements;

    6. Disagreements with management including accounting principles, scope of audit and disclosures;

    7. Consultation with other accountants by management, and

    8. Difficulties encountered in performing the audit.

  K. On at least an annual basis, review with the Corporation's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Corporation's compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

  L. On an annual basis, review this Charter to ensure compliance with the Nasdaq Policy and, if any, be required, recommend changes to the Board.

IV.FREQUENCY AND TIMING

   The Audit Committee will meet from time to time whenever appropriate in order to discharge the functions specified in this charter. A majority of the Committee will constitute a quorum for the conduct of business.

V.MINUTES

   Minutes will be kept of each meeting of the Audit Committee and will be provided to each member of the board. Any action of the Audit Committee shall be subject to revision, modification, rescission or alteration by the Board of Directors, provided that no neglect of third parties shall be affected by any such revision, modification, rescission or alteration.

                                     * * *

--------------------------------------------------------------------------------

                            RAINMAKER SYSTEMS, INC.
                                     PROXY
                                 COMMON STOCK

                 Annual Meeting of Stockholders, May 16, 2001

        This Proxy is Solicited on Behalf of the Board of Directors of
                            Rainmaker Systems, Inc.

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held May 16, 2001 and the Proxy Statement and appoints Martin Hernandez and Michael Silton, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Rainmaker Systems, Inc. (the "company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of the Stockholders of the Company to be held at the Holiday Inn, 611 Ocean Street, Santa Cruz, California, 95060, on May 16, 2001 at 1:00 p.m. Pacific Daylight Saving Time, and at any adjournment or postponement thereof, with the same force and effects as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

1. To elect two directors to serve for a three-year term ending in the year 2004 or until their successors are duly elected and qualified;

     Peter Silton      [_] FOR       [_] WITHHOLD AUTHORITY TO VOTE
     Alok Mohan        [_] FOR       [_] WITHHOLD AUTHORITY TO VOTE
           [_] For all nominees except as noted above.

2. [_] FOR  [_] AGAINST [_] ABSTAIN    To ratify the appointment of Ernst &
                                       Young LLP as independent auditors of the Company for the fiscal year ending
                                       December 31, 2001.

3. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon matters as may properly come before the meeting.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The Board of Directors recommends a vote IN FAVOR OF the directors listed above and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the directors listed above and IN FAVOR OF the other proposals.


                            Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

                            ----------------------------------------------------
                                        Print name(s) on certificate)

                            Please sign your name:------------------------------
                                                    (Authorized Signature(s))


                            Date: ______________________________________________

--------------------------------------------------------------------------------